Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flushing Financial Corporation
Uniondale, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flushing Financial Corporation of our report dated June 23, 2020, with respect to the financial statements and supplemental schedule of Flushing Bank 401(k) Savings Plan, which  report appears in the December 31, 2019 annual report on Form 11-K of Flushing Bank 401(k) Savings Plan.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

June 17, 2021